EXHIBIT 23.2

HAM,
   LANGSTON &
      BREZINA, L.L.P.
Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Plan Administrator
HCC Insurance Holdings, Inc. 401(k) Plan:

     We consent to the incorporation by reference in the Registration Statement of HCC Insurance Holdings, Inc. on Form S-8 (No. 333-68771) of our Report dated June 14, 2004, on our audit of the financial statements of the HCC Insurance Holdings, Inc. 401(k) Plan as of and for the year ended December 31, 2003, which report is included in this Annual Report on Form 11-K.

/s/ Ham, Langston & Brezina, L.L.P.

Houston, Texas
June 25, 2004